UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 1, 2006
Cuisine Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32439	52-0948383

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

85 S. Bragg Street, Suite 600,
Alexandria, Virginia		22312

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 703-270-2900
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 1, 2006, Cuisine Solutions, Inc. (the “Company”) entered into a $5.0 million revolving credit agreement (the “Renewal Credit Agreement”) with Bank of Charles Town, which replaces the Company’s prior credit agreement with Bank of Charles Town, as amended (the “Original Credit Agreement”). The material terms of the Renewal Credit Agreement are the same as those of the Original Credit Agreement, except that under the Renewal Credit Agreement (i) the interest rate on borrowings has been reduced by 0.5% to the Prime rate; and (ii) the eligible inventory for the borrowing base calculation has increased from 50% to 75%. The Renewal Credit Agreement was entered into on November 1, 2006 and expires on November 1, 2007. The description of the Renewal Credit Agreement is qualified in its entirety by reference to the complete copy of the Renewal Credit Agreement, which is filed as Exhibit 10.64 to this report on Form 8-K, incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this report is incorporated by reference into this item 2.03. The Renewal Credit Agreement allows the Company to borrow up to $5.0 million and is secured by the Company’s U.S. accounts receivable and inventory and further guaranteed by Food Investors Corporation (“FIC”), an affiliate, and secured by real estate owned by FIC. The Company is required to make interest only payments monthly at a rate per annum equal to the Prime Rate. The Renewal Credit Agreement contains covenants that require the Company to maintain its status as a separate entity, prohibit certain significant corporate transactions (such as mergers, consolidations, liquidations or dissolutions). The Renewal Credit Agreement also contains customary default provisions such as failure to pay, voluntary or involuntary bankruptcy, material adverse change, or dissolution. An event of default under this agreement would likely result, among other things, in termination of further funds available under this agreement and an accelerated maturity date for all amounts outstanding under the Renewal Credit Agreement.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits. The following exhibits are filed with this report:
10.64 Credit Agreement with Bank of Charles Town, dated November 1, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cuisine Solutions, Inc.
November 6, 2006	By:	/s/ Stanislas Vilgrain
		Name:	Stanislas Vilgrain
		Title:	CEO

Exhibit Index

Exhibit No.	Description
10.64	Credit Agreement with Bank of Charles Town, dated November 1, 2006.

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